As filed with the Securities and Exchange Commission on August 26,  2013
Registration No: 333-188401

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Altimo Group Corp.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation or Organization)

99-0385424	2024
(IRS Employer Identification Number)	(Primary Standard Industrial Classification Code Number)

Marek Tomaszewski
Józefa Bema 6A, Bydgoszcz, 85-001, Poland
Phone: +48 601 212 388
Email: altimogroupcorp@gmail.com
 (Address and telephone number of principal executive offices)

Business Filings Incorporation
8040 Excelsior Dr. , Suite 200 Madison , WI 53717
Tel: 1-800-981-7183
 (Name, address and telephone number of agent for service)

Copies To:
David Lubin, Esq.
David Lubin & Associates, PLLC
10 Union Avenue
Suite 5
Lynbrook, NY 11563
(516) 887-8200
(917) 656-1173
Fax: (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered	Offering Price Per Share(1)	Aggregate Offering Price	Registration Fee
Common Stock:	10,000,000	$0.01	$100,000	$13.64	(2)
______________
(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (a) of the Securities Act.
(2)	Previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS
SUBJECT TO COMPLETION, DATED ______, 2013

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

EMERGING GROWTH COMPANY STATUS

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an "emerging growth company" under the Jumpstart Our Business Startups ("JOBS") Act.

ALTIMO GROUP CORP.
10,000,000 SHARES OF COMMON STOCK
$0.01 PER SHARE

This is the initial offering of common stock of Altimo Group Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 10,000,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Marek Tomaszewski, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.01 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 10,000,000 shares is completed, or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Altimo Group Corp. is a development stage company and has limited operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Altimo Group Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Any funds received as a part of this offering will be immediately deposited into the company’s bank account. This account is under the control of the Company and only Marek Tomaszewski, our Chief Executive Officer, Chief Financial Officer and President, will have the power to authorize a release of funds from this account. We have not made any arrangements to place funds in an escrow, trust or similar account. By placing the proceeds of this offering in a separate bank account controlled by the Company, the proceeds will be immediately available to us for general business purposes as well as to continue our business and operations. If we fail to raise enough capital to commence operations investors may lose their entire investment.

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Altimo Group Corp. intends to open locations and sell frozen yogurt in Poland.

Our operations to date have been devoted primarily to start-up and development activities, which include:

1. Formation of the Company;
2. Development of our business plan;
3. Signing of the lease agreement.

In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to start-up companies with specific business plans even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies. We have no plans or intentions to be acquired or to merge with an operating company nor do we have plans to enter into a change of control or similar transaction or to change our management.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 9 THROUGH 18 BEFORE BUYING ANY SHARES OF ALTIMO GROUP CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED __________

PROSPECTUS SUMMARY	7
RISK FACTORS	9
FORWARD-LOOKING STATEMENTS	19
USE OF PROCEEDS	19
DETERMINATION OF OFFERING PRICE	20
DILUTION	20
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	23
DESCRIPTION OF BUSINESS	31
LEGAL PROCEEDINGS	35
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	36
EXECUTIVE COMPENSATION	37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	38
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	39
PLAN OF DISTRIBUTION	40
DESCRIPTION OF SECURITIES	42
INDEMNIFICATION	45
INTERESTS OF NAMED EXPERTS AND COUNSEL	46
EXPERTS	46
AVAILABLE INFORMATION	46

INDEX TO THE FINANCIAL STATEMENTS	F-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “ALTIMO GROUP CORP.” REFERS TO ALTIMO GROUP CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus. Prospective investors should consider carefully the information discussed under “RISK FACTORS” and “USE OF PROCEEDS” sections, commencing on pages 6 and 11, respectively. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

ALTIMO GROUP CORP.

Corporate Background and Business Overview

We are a development stage company and we intend to sell frozen yogurts. Altimo Group Corp. was incorporated in Nevada on January 30, 2013. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum funding of $25,000 for the next twelve months as described in our Plan of Operations. If we do not generate any revenue we estimate that we will need a minimum of $10,000 per year of additional funding to pay for SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Józefa Bema 6A, Bydgoszcz, 85-001, Poland. Our phone number is +48 601 212 388

Being a development stage company, we have very limited operating history. We require minimum funding of approximately $25,000 to conduct our proposed operations and pay all expenses for the next twelve months including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of $25,000, our business may fail. Even if we raise $25,000 from this offering or more, we may need more funds to develop growth strategy and to continue maintaining a reporting status.

From inception until the date of this filing, we have had very limited operating activities. Our financial statements from inception (January 30, 2013) through March 31, 2013, reports no revenues and a net loss of $72. Our independent registered public accounting firm has issued an audit opinion for Altimo Group Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and entered into a Lease Agreement with company “PDT” president - Leszek Piekut in Bydgoszcz, Poland to place one frozen yogurt machine. As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	ALTIMO GROUP CORP.

Securities Being Offered:	10,000,000 shares of common stock.

Price Per Share:	$0.01

Duration of the Offering:
The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 10,000,000 shares is completed, and (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$100,000

Securities Issued and Outstanding:	There are 8,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Marek Tomaszewski.

Subscriptions	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $8,000.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Going Concern
From inception until the date of this filing, we have had no revenues and very limited operating activities. Our financial statements from inception (January 30, 2013) through March 31, 2013, reports no revenues and a net loss of $72.  Our independent registered public accounting firm has issued an audit opinion for Altimo which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from January 30, 2013(Inception) to March 31, 2013.

Financial Summary	March 31, 2013 ($)
Cash and cash equivalents	6,408
Total Assets	8,028
Total Liabilities	100
Total Stockholder’s Equity (Deficit)	7,928

Statement of Operations	Accumulated From January 30, 2013 (Inception) to March 31, 2013 ($)
Total Expenses	72
Net Loss for the Period	72
Net Loss per Share	-

The tables and information below are derived from our unaudited financial statements for the quarterly period ended June 30, 2013.

Cash and cash equivalents	79
Total Assets	8,177
Total Liabilities	6,799
Total Stockholder’s Equity (Deficit)	1,398

Statement of Operations
Total Expenses	6,529
Net Loss for the Period	6,529
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

BECAUSE OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS, IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our independent registered public accountants have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in the business of selling frozen yogurts. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of June 30, 2013, we had cash in the amount of $79 and liabilities of $6,779.  As of this date, we have had limited operations and no income. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on January 30, 2013 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

IF WE ARE UNABLE TO ARRANGE PLACEMENTS WITH A SIGNIFICANT NUMBER OF PROPERTIES FOR THE USE OF THEIR FACILITIES FOR OUR FROZEN YOGURT MAKING MACHINES OUR BUSINESS WILL FAIL.

The success of our business requires that we enter into leasing agreements with various public venues respecting the use of their facilities for placement of our frozen yogurt making machines. If we are unable to conclude agreements with such venues, or if any agreements we reach with them are not on favorable terms that allow us to generate profit, our business will fail. To date, we have one lease agreement with one store in Poland: “PDT”- President Leszek Piekut, to place our frozen yogurt machine.

OUR BUSINESS WILL SUFFER IF WE ARE UNSUCCESSFUL IN NEGOTIATING LEASE RENEWALS.

In the future, our business will be highly dependent upon the renewal of our lease contracts with property owners and management companies. If we are unable to secure long-term exclusive leases on favorable terms or at all, or if property owners or management companies choose to vacate properties as a result of economic downturns that will negatively impact our business.

IF WE ARE UNABLE TO ATTRACT ENOUGH CUSTOMERS TO BUY OUR FROZEN YOGURT OUR BUSINESS WILL FAIL.

Since our revenue comes from people buying our frozen yogurts, we need to attract enough customers to justify the purchase and maintenance costs for each frozen yogurt machine. If we are unable to attract enough customers, our business will fail.

IF WE ARE UNABLE TO REPAIR OUR FROZEN YOGURT MACHINES IN A TIMELY FASHION OUR BUSINESS MAY FAIL.

It is crucial to repair all out of order machines in a timely manner as an out of service frozen yogurt machine will not generate revenue. As some of our machine parts are costly and rare, such parts, if broken, may need to be ordered from overseas. If we are not able to obtain replacement parts or perform repairs in a timely fashion, our business may fail due to loss of revenue.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE IN THE FAST-FOOD INDUSTRY, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

Our sole officer and director has no professional training or experience in the fast-food industry. Mr. Tomaszewski’s lack of experience will hinder our ability to start selling our frozen yogurt and earn revenue. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

WE ARE DEPENDENT UPON CONSUMER TASTES FOR THE SUCCESS OF OUR FROZEN YOGURT MAKING BUSINESS.

Our frozen yogurt acceptance by potential consumers will depend upon a variety of unpredictable factors, including:

- Public taste, which is always subject to change;
- The quantity and popularity of other fast-food available to the public;
- The fact that the location as well as production and sales methods chosen for our frozen yogurt may be ineffective.

For any of these reasons, our frozen yogurt making business can be unsuccessful. If we are unable to sell frozen yogurt at the level which is commercially successful, we may not be able to recoup our expenses and/or generate sufficient revenues. In the event that we are unable to generate sufficient revenues, we may not be able to continue operating as a viable business and an investor could suffer the loss of a significant portion or all of his investment in our company.

IF WE ARE NOT ABLE TO EFFECTIVELY RESPOND TO COMPETITION, OUR BUSINESS MAY FAIL.

The biggest threat to our success is competition due to low barriers of entry in frozen yogurt making market and the potential loss of use in those properties where our machines have been placed. If other fast-food companies start offering similar or same product, this could potentially result in less venue prospects for placement of our frozen yogurt machines and cause potential loss of use for existing properties where our machines have been placed due to better terms offered by our competitors.

Also, there are many various sized fast-food companies in the restaurant business. Some of these competitors have established businesses with a substantial number of venues and valuable contacts. We will attempt to compete against these groups by offering unique product in places with high traffic flow. We cannot assure you that such a business plan will be successful, or that competitors will not copy our business strategy.

BECAUSE COMPANY’S HEADQUARTERS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and director is non-U.S. resident and our headquarters are located in Poland. Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws. Since all our assets will be located in Poland it may be difficult or impossible for U.S. investors to collect a judgment against us.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 44% OR MORE OF OUR OUTSTANDING COMMON STOCK IF WE ARE SUCCESSFUL AT SELLING ALL THE SHARES BEING OFFERED, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Tomaszewski, our sole officer and director, currently owns 100% of the issued and outstanding shares. If we are successful at selling all the shares offered by this prospectus, he will own 44% or more of the outstanding shares of our common stock. In either case, Mr. Tomaszewski has majority control and has significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Tomaszewski may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director. The Company does not have an employment agreement in place with its sole officer and director. His departure or the loss of any other key personnel in the future could have a material adverse effect on the business. Furthermore, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

BECAUSE OUR CURRENT SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Marek Tomaszewski, sole officer and director, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Tomaszewski to our company could negatively impact our business development.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares.

WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN WHETHER THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

WE WILL LOSE OUR EMERGING GROWTH COMPANY STATUS ON THE EARLIEST OCCURRENCE OF ANY OF THE FOLLOWING EVENTS:

1.	on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2.	on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3.	on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4.	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.’’

A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

1.
It has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;

2.	It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

3.	It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

AS AN EMERGING GROWTH COMPANY, EXEMPTIONS FROM THE FOLLOWING PROVISIONS ARE AVAILABLE TO US:

1.	Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2.	Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3.
Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4.
Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5.
The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

RISKS ASSOCIATED WITH THIS OFFERING

INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Altimo Group Corp. and held on our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on January 30, 2013 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

OUR PRESIDENT, MR. TOMASZEWSKI DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Tomaszewski does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $10,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling at least 25% of the shares and we receive the proceeds in the amount of $25,000 from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Altimo Group Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is approximately $8,000. We will have to utilize funds from Marek Tomaszewski, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

BECAUSE WE WILL PURCHASE OUR PRODUCTS FROM OVERSEAS, A DISRUPTION IN THE DELIVERY OF IMPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will import our product from USA. Deliveries of our products may be disrupted through factors such as:

(1) raw material shortages, work stoppages, strikes and political unrest;
(2) problems with ocean shipping, including work stoppages and shipping container shortages;
(3) increased inspections of import shipments or other factors causing delays in shipments; and
(4) economic crises, international disputes and wars.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

Gross proceeds	$25,000	$50,000	$75,000	$100,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Leasing expenses	$3,600	$7,000	$10,400	$13,800
Supplies (shipping included)	$1,901	$3,802	$5,703	$7,604

Frozen yogurt machines (1-2-3-4)	$8,099	$16,198	$24,297	$32,396
Setting up and testing frozen yogurt machines	$1,000	$2,000	$3,000	$4,000
Marketing and advertising	$0	$1000	$4,500	$8,000
Salary	$250	$9,600	$16,000	$22,000
Miscellaneous expenses and delivery	$150	$400	$1,100	$2,200

The above figures represent only estimated costs. The cost of the frozen yogurt machines are based upon the initial purchase by the Company of its first machine at a cost of $8,099. If necessary, Marek Tomaszewski, our president and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when/if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Tomaszewski will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Tomaszewski. Mr. Tomaszewski will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

			Proceeds to Company Before Expenses
	Offering Price Per Share	Commissions	If 25% shares are sold	If 50% shares are sold	If 75% shares are sold	If 100% shares are sold
Common Stock	$0.01	Not Applicable	$25,000	$50,000	$75,000	$100,000
Total	$0.01	Not Applicable	$25,000	$50,000	$75,000	$100,000

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.01 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on January 30, 2013. Marek Tomaszewski, the Company’s sole officer and director, paid $.001 per share for the 8,000,000 ($8,000.00) shares of common stock he purchased from the Company on March 13, 2013.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of June 30, 2013, the net tangible book value of our shares of common stock was $1,398 or approximately $0.001 per share based upon 8,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 18,000,000 shares to be outstanding will be $107,927 or approximately $0.01 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.005 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.006 per share.

After completion of this offering, if 10,000,000 shares are sold, investors in the offering will own 56% of the total number of shares then outstanding for which they will have made cash investment of $100,000, or $0.01 per share. Our existing stockholder will own 44% of the total number of shares then outstanding, for which he has made contributions of cash totaling $8,000.00 or $0.001 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 7,500,000 shares are sold, the net tangible book value of the 15,500,000 shares to be outstanding will be $82,927, or approximately $0.001 per share. The net tangible book value per share prior to the offering is $(0.001). The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0044 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0054 per share.

After completion of this offering investors in the offering will own approximately 48.4 % of the total number of shares then outstanding for which they will have made cash investment of $75,000, or $0.01 per share. Our existing stockholder will own approximately 51.6% of the total number of shares then outstanding, for which he has made contributions of cash totaling $8,000 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 5,000,000 shares are sold, the net tangible book value of the 13,000,000 shares to be outstanding will be $57,927, or approximately $0.001 per share. The net tangible book value per share prior to the offering is $0.001. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0035 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0055 per share.

After completion of this offering investors in the offering will own approximately 38.5% of the total number of shares then outstanding for which they will have made cash investment of $50,000, or $0.01 per share. Our existing stockholder will own approximately 61.5% of the total number of shares then outstanding, for which he has made contributions of cash totaling $8,000 or $0.001 per share.

If 25% of the Shares Are Sold

Upon completion of this offering, in the event 2,500,000 shares are sold, the net tangible book value of the 10,500,000 shares to be outstanding will be $32,927 or approximately $0.001 per share. The net tangible book value per share prior to the offering is $ 0.0017. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0021 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.001 per share to $0.0069 per share.

After completion of this offering investors in the offering will own 23.8% of the total number of shares then outstanding for which they will have made cash investment of $25,000, or $0.01 per share. Our existing stockholder will own 76.2% of the total number of shares then outstanding, for which he has made contributions of cash totaling $8,000 or $0.001 per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our cash balance is $79 as of June 30, 2013. We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Marek Tomaszewski, our Chairman and President, who has informally agreed to loan us funds to complete the registration process. Mr. Tomaszewski, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $25,000 (approximately $10,000 of which we anticipate will be costs associated with being a public company) of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Józefa Bema 6A, Bydgoszcz, 85-001, Poland. Our phone number is +48 601 212 388.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to start our proposed operations but we cannot guarantee that once we start operations we will stay in business after doing so. If we are unable to successfully attract customers to buy our frozen yogurt we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $100,000 from this offering, we may need more funds for business operations in the future, and we will have to revert to obtaining additional money.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

PLAN OF OPERATION

We intend to open locations and sell frozen yogurt. We have not generated any revenues and our principal business activities to date consist of creating a business plan, entering into the Lease Agreement on March 02, 2013 with Leszek Piekut in Poland to place our frozen yogurt machine and paid 20% down payment on March 20, 2013 to Forte Supply - Boulder to purchase our first frozen yogurt machine for $8,099.

After the effectiveness of our registration statement by the Securities and Exchange Commission, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Upon completion of our public offering, our specific goal is to profitably place and operate our frozen yogurt making machines. Our plan of operations is as follows:

Complete our public offering

We expect to offer shares in our public offering for a period of 240 days from the effectiveness of this prospectus. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations:

Search for potential leasing properties with high traffic flow
Time Frame: 1st- 3rd months.
No material costs.

As soon as we complete our public offering, we plan to start searching for potential leasing spaces with high traffic flow in Bydgoszcz, Poland where we can potentially place our frozen yogurt machines. Our sole officer and director, Marek Tomaszewski will handle these duties. We intend to contact and visit as many properties as possible to find the most suitable and potentially profitable premises for placing our machines. We plan to consider coffee shops, bakeries, mall kiosks, storefronts (indoor or outdoor), sports arenas, food courts, entertainment complexes, high schools, fundraising events and outdoor events such as carnivals, festivals, fairs to place our frozen yogurt making machines.

On March 02, 2013 we executed a Lease Agreement, which was amended and restated on June 26, 2013, with Leszek Piekut president of “PTD” in Bydgoszcz, Poland to place our frozen yogurt machine in his premises. As of today, it is the only lease agreement we have signed.

Negotiate and conclude agreements with property owners
Time Frame: 2nd- 4th months.
Material costs: $3,600-$14,600

During this period, we intend to begin negotiations with property owners and managers in view of securing leasing agreements for the use of their premises. If we sell all the shares in the offering, our goal during this stage will be to enter into four leasing agreements with malls, stores at crowded streets and other premises granting us permission to set up our frozen yogurt machines at their premises. As of the date of this prospectus we executed one Lease Agreement. The annual rent pursuant to the Agreement is $3,600. Therefore, if we sell 25% of the shares in this offering our leasing expenses in the next twelve months following completion of this offering will be $3,600. If we sell 50% of the shares and purchase two machines, our leasing expenses, assuming that a new lease agreement will start in fifth month and based on $3,600 annual rate, will be $7,200. If we sell 75% and 100% of the shares in this offering, the lease expenses will be $10,800 and $14,600, respectively, assuming the same annual lease cost of $3,600. However, there can be no assurance that we will be able to lease additional properties in the future for $3,600.

Search for new potential properties for our machines and negotiating agreements with the owners are ongoing matters that will continue during the life of our operations as we will need to rotate less profitable machines to new places as well as keep looking for new locations for our machines. We cannot guarantee that we will be able to find successful placements at favorable costs for any machines, in which case our business may fail and we will have to cease our operations. Even if we are able to obtain the planned number of placements at the end of the twelve month period, there is no guarantee that we will be able to attract enough customers to justify our expenditures as well as the ongoing expenses of maintenance and rental fees.

Purchase frozen yogurt machines SS100 and supplies
Time Frame: 4th- 6th months.
Estimated Cost $8,099- $32,396

Depending on the number of placements that we will manage to secure during the first four months and if we sell at least 25% of the shares in this offering, we intend to purchase, deliver and place one frozen yogurt machine, including supplies in Bydgoszcz, Poland. If we sell 50%,75% or 100% of the shares in this offering we intend to continue negotiations with property owners to enter into more leasing agreements and plan to purchase 2, 3, 4 machines accordingly. The exact number of purchased machines will depend on the success of our business and availability of leasing spaces and funds. We plan to purchase machines and supplies from the same company, Forte Supply. Forte Supply does not make their own mixes and supplies but will purchase and ship them for us together with the yogurt machine which will save us the expense of shipping from two different locations. Once we establish operations, we plan to purchase the mixes directly from another company in the United States. The price of the one frozen yogurt machine which we agreed to purchase from Forte Supply Boulder is $8,099, including delivery.

Specifications:
Electrical: 115v-/60 Hz
Net Weight: 375Lbs
Dimensions: 21.25W x 28.5D x 54.75H

On March 20, 2013 we entered into a verbal sales agreement with Forte Supply – Boulder, a USA based company, for the purchase of our first frozen yogurt machine for $8,099 andon March 23, 2013 we paid a 20% retainer ($1,619.80 USD) pursuant to such agreement.  During our phone conversation with Forte Supply - Boulder representative it was confirmed, that they have the frozen yogurt machines in stock so we just need to purchase equipment, supplies packages and frozen yogurt mixes from them. In addition, experienced Forte Supply – Boulder business advisors can help us set the shop up and provide us with advertising and promotional materials (signs, bags, visors, shirts, posters, trays, buckets). We currently intend to price our product at $3.50/ cup.

Purchase frozen yogurt supplies(including shipping)
Time Frame: 4th- 6th months.
Estimated Cost $1,901- $7,604

We plan to purchase frozen yogurt supplies from the same company: Forte Supply – Boulder.

Set up and test frozen yogurt making machines
Time Frame: 7th - 8th months.
Estimated Cost: $1000- $4,000

Once we receive our frozen yogurt machines we plan to set them up and test at their locations. We will need to hire part time specialists such as electrician or mechanic and movers. It will cost approximately $1000 per each machine. We also need to hire employees who will make and sell our frozen yogurts.

Commence marketing campaign.
Time Frame: 8th - 12th months.
Estimated Cost $800- $8,000

If we sell at least 75% of the shares we plan to commence marketing campaign. Initially, marketing will be conducted by our sole officer and director, Marek Tomaszewski. In the fast food business, various business strategies are used to increase the popularity of the products. We plan to offer free testing which may ignite prospective customers to by our frozen yogurts. Other marketing strategies will involve taking the machines to various events, such as fund raising, carnivals, festivals, fairs and sports events. We intend also design bright stickers and signs and place them at leasing spaces to draw attention of potential customers. We will print free/advertising fliers to give to customers, billboard advertising and local TV. If we sell 75% of shares in this offering, we intend to spend at least $4,500 for marketing campaign. We estimate our marketing costs to be $8,000 if we sell 100% of the shares in this offering.

Even if we are able to obtain sufficient number of customers purchasing our frozen yogurts, there is no guarantee that it will cover our costs and that we will be able retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue it would materially affect our financial condition and our business could be harmed.

In summary, during 1st-6th month we hope to lease spaces and purchase our frozen yogurt making machines. After this point we are going to test the machines and should be ready to start producing frozen yogurts. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Marek Tomaszewski, our president will be devoting approximately twenty hours per week to our operations. If and when we expand operations, and are able to attract more and more customers to buy our frozen yogurts, Mr. Tomaszewski expects to commit more time to our business as required. Until such time Mr. Tomaszewski will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Salaries
Time Frame: 7th - 12th months.
Estimated Cost $250- $23,000

The president will be working at the stand plus we will hire part time help if we sell 25% of shares. If we sell 50% of shares we will buy two machines and will require hiring at least two people, if we sell 75% - three people and 100% - four.

Other expenses
Estimated Cost $150- $2,000

We will have to spend more on other expenses such as shipping, cost of bringing supplies to locations, cleaning and hiring employees. We plan to purchase the frozen yogurt mix from Forte Supply in the United States and have it shipped to Poland. Other than shipping the yogurt machines and mix from the United Stated, we plan to purchase other supplies such as cups and napkins locally.

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Number of shares sold	25%	50%	75%	100%
Gross proceeds	$25,000	$50,000	$75,000	$100,000
Legal and Professional fees	$10,000	$10,000	$10,000	$10,000
Leasing expenses	$3,600	$7,200	$10,800	$14,600
Supplies	$1,901	$3,802	$5,703	$7,604

Frozen yogurt machines	$8,099	$16,198	$24,297	$32,396
Setting up and testing frozen yogurt machines	$1,000	$2,000	$3,000	$4,000
Marketing campaign	-	800	$4,100	$7,400
Salary	$250	$9,600	$16,000	$22,000
Other expenses	150	400	$1,100	$2,000

A threat to our success is competition due to low barriers of entry in the fast food market. Other fast food companies offering similar or the same product, could potentially result in less venue prospects for placement of our frozen yogurt making machines and cause potential loss of use of existing premises where our machines may been placed due to better terms offered by our competitors.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on January 30, 2013 to March 31, 2013

During this period we incorporated the company, prepared a business plan and executed a Lease Agreement on March 20, 2013, which was amended and restated on June 26, 2013, with Leszek Piekut, president of “PDT” in Bydgoszcz, Poland to place our frozen yogurt machine. Our loss since inception is  $73. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

For the three months ended June 30, 2012

The Company is in the development stage and did not generate any revenues during the three months ended June 30, 2013. As of June 30, 2013, the Company had $79 in cash. Total operating expenses for the three months ended June 30, 2013 consisted of $164 of bank service charges and $6,365 of professional fees. The Company had a net loss of $6,529 for the three months ended June 30, 2013 and a net loss of $6,602 for the period January 30, 2013 (inception) through June 30, 2013.

LIQUIDITY AND CAPITAL RESOURCES

As of  June 30, 2013, the Company had $79 cash and liabilities of $6,779. The available capital reserves of the Company are sufficient for the Company to remain operational.

Since inception, we have sold 8,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $8,000.

We are attempting to raise funds to proceed with our plan of operation. Our current cash on hand will be used to pay the fees and expenses of this offering. We will have to utilize funds from Marek Tomaszewski, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Mr. Tomaszewski has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To proceed with our operations for 12 months, we need a minimum of $25,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. If we sell at least 25% of the shares in the offering we believe that we will have the resources e to operate for the next 12 months, including for the costs associated with becoming a publicly reporting company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

DESCRIPTION OF BUSINESS

General

Altimo Group Corp. was incorporated in the State of Nevada on January 30, 2013 and established a fiscal year end of March 31. We do not have revenues, have minimal assets and have incurred losses since inception. We are a development-stage company formed to place and operate frozen yogurt making machines. To date, we have had limited operations. We have developed our business plan, and executed a Lease Agreement on March 20, 2013, which was amended and restated on June 26, 2013, with Leszek Piekut, president of “PDT”, in Bydgoszcz, Poland to place our frozen yogurt machine. Altimo Group Corp. hopes to position itself to take full advantage of the serving frozen yogurt snack food to customers. It is our intent to have our frozen yogurt machines placed and operated within the next 12 months.

We need proceeds from this offering to start our 12 months plan of operation. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. We are a development stage company and have not earned any revenue. If we are not successful in selling shares in the offering, it is likely that we will have to cease operations due to the lack of funding.

The total estimated amount of funds required to develop our business for the next 12 months is $25,000. We need funds for leasing expenses, supplies, purchasing, shipping, setting up and testing of our frozen yogurt machines, marketing, salary and for costs associated with being a publicly reporting company including for legal and professional fees. We do not believe that we will generate enough revenue to cover these costs in the first 12 months. We plan to purchase one frozen yogurt making machines if we sell 25% shares in this offering. We plan to buy two, three and four machines if we sell 50%, 75% and 100% shares, respectively. We have not generated any revenue from operations to date and there is no assurance that we will ever generate revenue.

Our company is looking into expanding its food operation business in Europe. As general population becomes more health conscious and more aware of trends in western countries we decided to look at healthy alternatives to ice cream. Since we believe that milk products and yogurt in particular have been very popular in Europe we started to look for frozen yogurt deserts. As we came across Forte Supply - Boulder and its products, it caught our attention. After visiting their stores in USA (Colorado) we decided to try to develop the Frozen Yogurt concept in Europe. We believe factors affecting the successful development of a frozen yogurt line in Europe include the lack of competition and a trend and tendency of European consumers to choose western brands over local companies.

We intend to place our machines in public venues with high traffic flow such as malls, sport and amusement centers and stores at crowded streets. We focus on frozen yogurt making machines because we believe that frozen yogurt is healthier than ice cream and will gain popularity with time.. Our frozen yogurt machine requires a small area of the premises. Our challenge is to convince the owners or managers of the potential premises to conclude leasing agreements with us. However, there is no guarantee that the property owners will agree to the placement of our frozen yogurt making machines and we will ever generate revenues.

Product

We hope to offer a frozen yogurt product with a blending system which combines frozen yogurt and fresh fruit and which allows a customer to customize their own flavor combination. The product will be made fresh and will be low in fat, high in fiber, with vitamins, probiotics and/or antioxidants..

The sweet, tart taste and smooth texture of frozen yogurt is achieved by a blending process where the system captures the natural sugars of the fresh fruit.

We believe that frozen yogurt has a fresh, delicious, nutritious taste, bursting with flavor..

Frozen yogurt making machines

We plan to purchase completely automated, lightweight, easy to clean and portable frozen yogurt machines that we hope will attract customers to our location by the action of the machine as it makes yogurt.. We plan to purchase frozen yogurt making machines with cabinets and all equipment necessary for making frozen yogurts. We believe that such machines will be easy to operate, with new operators becoming skilled in less than an hour. To date, we have purchased one such machine at a cost of $8,099 including delivery.

We plan to purchase the frozen yogurt machines and supplies from the same supplier: Forte Supply – Boulder. On March 20, 2013 we verbally agreed with Forte Supply – Boulder to purchase our first frozen yogurt machine. On March 23, 2013 we paid a 20% retainer ($1,619.80USD) per with Forte Supply – Boulder’s invoice.

Verbal Agreement with Forte Supply

On March 20, 2013 Forte Supply – Boulder, a USA company, verbally agreed to supply us with frozen yogurt machines and frozen yogurt supplies. The material terms of such agreement are as follows and are summarized in Exhibit 10.2 to the registration statement of which this prospectus forms a part:

1. Term of the Agreement: The term of this Agreement shall be for a period of 1 (one) year, commencing on March 20, 2013.
2. Altimo Group Corp. will pay 20% fee as advance and 80% before the Product is shipped.
3. Payment will be made through wire transfer, directly to the Supplier’s Account.
4. The product price is to be paid in U.S. Dollars and is $8,099.
5. Acceptance of the Product on quality is made within 7 (seven) days from the moment of reception of the Products by Altimo Group Corp
6. Duties, Port Dues and Shipping: All costs, duties, audit taxes related to cargo and shipping costs shall be for Supplier’s account.
7. The Supplier will be responsible to deliver the Product no later than 90 days, after the receipt of advance payment.

Revenue

We plan to sell our frozen yogurt at $3.50/ cup. Our cost of one cup is $1.50. We estimate the cost to the Company of the yogurt mix, topping and package for one serving to be $1.50. As of the date of this prospectus we have not generated any revenues and there is no assurance that we will generate any revenues in the future. There is no guarantee that the revenues generated by each placed frozen yogurt machine will justify the rental fee paid. If the revenues generated are less than the negotiated lease arrangement with the property owner, we will have to pay the leasing costs out of pocket and incur losses.

We intend to sell our frozen yogurt from mobile cabinets and kiosks to the end-customers in malls, storefronts (indoor or outdoor), sports arenas, food courts, entertainment complexes, high schools, fundraising events and outdoor events such as carnivals, festivals, fairs.

Lease Agreement

We have executed a Lease Agreement on March 02, 2013, which we amended and restated on June 26, 2013, with Leszek Piekut, president of “PDT” in Bydgoszcz, Poland to place our frozen yogurt machine in his premises. The material terms of the Contract are the following:

The Leased Premises area covers approximately 6 (six) square meters. The Leased Premises is located on the first floor of the building at St. Rynek Staromiejski 36/38, Bydgoszcz, 85-001, Poland.

The Agreement shall be for a term of three (3) years, starting on March 2, 2013 and ending on March 2, 2016 with an option to renew the Lease for an additional term of two (2) years by giving written notice on or before ninety (90) days before the expiration of the term of this lease. The renewal lease is to be upon the same terms, covenants, and conditions contained in this Lease except as to rent which may be negotiated by the parties prior to renewal

Annual rent under the lease is $3,600

A late charge of $10 per day shall be paid as additional rental for any rental payment delivered or received more than three (3) days after the first day of any calendar month during the term of this lease.

Lessor agrees to provide, at its expense, to or for the Premises, adequate heat, electricity, water, air conditioning, ventilation, replacement light tubes, trash removal service, and sewage disposal service, in such quantities and at such times as is necessary to Lessee's comfortable and reasonable use of the Premises.

8. Any holding over after the expiration of the term of this lease shall be deemed to constitute a tenancy from month to month only, and shall be on the same terms and conditions as specified in this Lease.

A copy of the Agreement is filed as exhibit 10.3 to this registration statement.

Competition

There are many barriers of entry in the fast food market and level of competition is extremely high. There are many domestic and international companies that offer different fast food products. We will be in direct competition with them. Many large companies will be able to provide well-known and loved food options to the potential customers. Many of these companies have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to offer better prices for similar products than us which may also cause us to lose potential customers.

Altimo Group Corp. has not yet entered the market and has no market penetration to date. Once we have entered the market, we will be one of many participants in the business of providing fast food products. Many established, yet well financed entities are currently active in the business.  Many of our potential competitors have significantly greater financial resources, experience, and managerial capabilities than us.. We are, consequently, at a competitive disadvantage in being able to provide such product and become a successful company in the fast food industry. Therefore, Altimo Group Corp. may not be able to establish itself within the industry at all.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Marek Tomaszewski.

Government Regulation

We will be subject to approval by the national food control agency of the Polish government that regulates food products that are imported. We will need to provide a sample of the frozen yogurt mix. Such agency will need to approve that the frozen yogurt mix is edible before we are able to offer it for sale. The Company will also be required to pay a business license fee in the mall where it intends to sell products which will be included in rent payments.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Marek Tomaszewski Józefa Bema 6A, Bydgoszcz, 85-001, Poland	51	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Marek Tomaszewski has acted as our President, Treasurer, Secretary and sole Director since our incorporation on January 30, 2013. Mr. Tomaszewski owns 100% of the outstanding shares of our common stock. For the past five years he has been self-employed providing bartending consulting services. Mr. Tomaszewski intends to devote 20 hours a week of his time to planning and organizing activities of Altimo Group Corp.

Biography:
- Graduated high school for mechanics 1981
- Graduated from college (marketing) 1982 - 1986
- Conducting various businesses in different areas including the food industry: 1992 – until now.

During the past ten years, Mr. Tomaszewski has not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Mr. Tomaszewski was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Tomaszewski’s involvement in any type of business, securities or banking activities.
4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.
5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;
6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
i. Any Federal or State securities or commodities law or regulation; or
ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officer is appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on January 30, 2013 until March 31, 2013:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Marek Tomaszewski, President, Secretary and Treasurer	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Mr. Tomaszewski currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of March 31, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Marek Tomaszewski	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Marek Tomaszewski will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On March 13, 2013, we issued a total of 8,000,000 shares of restricted common stock to Marek Tomaszewski, our sole officer and director in consideration of $8,000.

Mr. Tomaszewski is providing us office space free of charge and we have a verbal agreement with Mr. Tomaszewski that, if necessary, he will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 22,  2013 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Marek Tomaszewski Józefa Bema 6A, Bydgoszcz, 85-001, Poland	8,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of  August 22, 2013, there were 8,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 8,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed; there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who own 8,000,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

Altimo Group Corp. has 8,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 10,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

 In connection with the Company’s selling efforts in the offering, Marek Tomaszewski will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Tomaszewski is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Tomaszewski will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Tomaszewski is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Tomaszewski will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Tomaszewski will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Altimo Group Corp. will receive all proceeds from the sale of the 10,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.01 until a market develops for the stock.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Altimo Group Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Altimo Group Corp. will pay all expenses incidental to the registration of the shares which we expect to be approximately $8,000. We will have to utilize funds from Marek Tomaszewski, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process, however there is no written agreement in place.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- execute and deliver a subscription agreement; and
- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Altimo Group Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of August 22, 2013, there were 8,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Marek Tomaszewski owns 8,000,000.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, our present stockholder will own approximately 44% of our outstanding shares.

Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition law provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition law. The control share acquisition law is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition law do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition law may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

INDEMNIFICATION

Articles XII of our Bylaws provides the following indemnification for our directors, officers, employees and agents:

a) The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c) The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $100,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Altimo Group Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

RONALD R. CHADWICK, P.C., our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. RONALD R. CHADWICK, P.C has presented its report with respect to our audited financial statements.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Altimo Group Corp.
Bydgoszcz, Poland

I have audited the accompanying balance sheet of Altimo Group Corp. (a development stage company) as of March 31, 2013, and the related statements of operations, stockholders' equity and cash flows for the period from January 30, 2013 (inception) through March 31, 2013. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Altimo Group Corp. as of March 31, 2013, and the results of its operations and its cash flows for the period from January 30, 2013 (inception) through March 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements the Company has suffered a loss from operations and has limited working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado                                                                                                                     Ronald R. Chadwick, P.C.
April 25, 2013                                                                                                                           RONALD R. CHADWICK, P.C.

ALTIMO GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

MARCH 31, 2013

ALTIMO GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

MARCH 31, 2013

ALTIMO GROUP CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF MARCH 31, 2013

March 31, 2013
ASSETS
Current Assets
Cash and cash equivalents	$6,408
Total Current Assets	6,408

Fixed Assets
Equipment deposits	1,620
Total Fixed Assets	1,620

Total Assets	$6,027

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Current Liabilities
Loan from director	100

Total Liabilities	100

Stockholders’ Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 8,000,000 shares issued and outstanding	8,000
Additional paid in capital	0
Deficit accumulated during the development stage	(72)
Total Stockholders’ Equity	7,927

Total Liabilities and Stockholders’ Equity	$8,027

See accompanying notes to financial statements.

ALTIMO GROUP CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 30, 2013 (INCEPTION) TO MARCH 31, 2013

For the period from January 30, 2013 (Inception) to March 31, 2013

REVENUES	$0

OPERATING EXPENSES
Bank Service Charges	72

TOTAL OPERATING EXPENSES	72

NET LOSS FROM OPERATIONS	(72)

PROVISION FOR INCOME TAXES	0

NET LOSS	$(72)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	8,000,000

See accompanying notes to financial statements.

ALTIMO GROUP CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM JANUARY 30, 2013 (INCEPTION) TO MARCH 31, 2013

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, January 30, 2013	-	$-	$-	$-	$-

Shares issued for cash at $0.001 per share	8,000,000	8,000	-	-	8,000

Net loss for the year ended March 31, 2013	-	-	-	(72)	(72)

Balance, March 31, 2013	8,000,000	$8,000	$-	$(72)	$7,927

See accompanying notes to financial statements.

ALTIMO GROUP CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 30, 2013 (INCEPTION) TO MARCH 31, 2013

For the period from January 30, 2013 (Inception) to March 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(72)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in assets and liabilities:
CASH FLOWS USED IN OPERATING ACTIVITIES	(72)

CASH FLOWS FROM INVESTING ACTIVITIES
Equipment deposits	(1,620)
CASH FLOWS USED BY INVESTING ACTIVITIES	(1,620)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	8,000
Loans from director	100
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	8,100

NET INCREASE IN CASH	6,408
Cash, beginning of period	0
Cash, end of period	$6,408

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

ALTIMO GROUP CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Altimo Group Corp. is a development stage company registered in the State of Nevada on January 30, 2013 formed to place and operate frozen yogurt making machines. Altimo Group Corp. will position itself to take full advantage of the serving the famous frozen yogurt snack food to customers.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a March 31 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $6,408 of cash as of March 31, 2013.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

ALTIMO GROUP CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of March 31, 2013.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Altimo Group Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – LOAN FROM DIRECTOR

On March 1, 2013, a director loaned $100 to the Company to open bank account.
The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $100 as of March 31, 2013.

NOTE 4 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On March 13, 2013, the Company issued 8,000,000 shares of common stock to a director for cash proceeds of $8,000 at $0.001 per share.

There were 8,000,000 shares of common stock issued and outstanding as of March 31, 2013.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

ALTIMO GROUP CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 6 – INCOME TAXES

As of March 31, 2013, the Company had net operating loss carry forwards of approximately $72 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

March 31, 2013
Federal income tax benefit attributable to:
Current Operations	$24
Less: valuation allowance	(24)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

March 31, 2013
Deferred tax asset attributable to:
Net operating loss carryover	$24
Less: valuation allowance	(24)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $72 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of March 31, 2013.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to March 31, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

ALTIMO GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

JUNE 30, 2013
(Unaudited)

ALTIMO GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

JUNE 30, 2013

ALTIMO GROUP CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF JUNE 30, 2013

ASSETS	June 30, 2013	March 30, 2013
Current Assets
Cash and cash equivalents	$79	$6,408
Total Current Assets	79	6,408

Fixed Assets
Equipment deposits	8,099	1,620
Total Fixed Assets	8,099	1,620

Total Assets	$8,177	$8,028

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Loan from director	300	100
Accounts Payable	6,479

Total Liabilities	6,779	100

Stockholders’ Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 8,000,000 shares issued and outstanding	8,000	8,000
Additional paid in capital	0	0
Deficit accumulated during the development stage	(6,602)	(72)
Total Stockholders’ Equity	1,398	7,928

Total Liabilities and Stockholders’ Equity	$8,177	$8,028

See accompanying notes to financial statements.

ALTIMO GROUP CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2013 AND FOR THE PERIOD
FROM JANUARY 30, 2013 (INCEPTION) TO JUNE 30, 2013

	For the three months period ended June 30, 2013	For the period from January 30, 2013 (Inception) to June 30, 2013

REVENUES	$0	$0

OPERATING EXPENSES
Bank Service Charges	164	237
Professional fees	6,365	6,365

TOTAL OPERATING EXPENSES	6,529	6,602

NET LOSS FROM OPERATIONS	(6,529)	(6,602)

PROVISION FOR INCOME TAXES	0	0

NET LOSS	$(6,529)	$(6,602)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	8,000,000	8,000,000

See accompanying notes to financial statements.

ALTIMO GROUP CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM JANUARY 30, 2013 (INCEPTION) TO JUNE 30, 2013

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, January 30, 2013	-	$-	$-	$-	$-

Shares issued for cash at $0.001 per share	8,000,000	8,000	-	-	8,000

Net loss for the year ended March 30, 2013	-	-	-	(72)	(72)

Balance, March 30, 2013	8,000,000	$8,000	$-	$(72)	$7,928

Net loss for the period ended June 30, 2013	-	-	-	(6,529)	(6,529)

Balance, June 30, 2013	8,000,000	$8,000	$-	$(6,529)	$1,398

See accompanying notes to financial statements.

ALTIMO GROUP CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS PERIOD
ENDED JUNE 30, 2013 AND FOR THE PERIOD FROM JANUARY 30, 2013
(INCEPTION) TO JUNE 30, 2013

	For the three months ended June 30, 2013	For the period from January 30, 2013 (Inception) to June 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(6,529)	$(6,602)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in assets and liabilities:		6,479
Accounts payable
CASH FLOWS USED IN OPERATING ACTIVITIES	(6,529)	(123)

CASH FLOWS FROM INVESTING ACTIVITIES
Equipment deposits	(8,099)	(8,099)
CASH FLOWS USED BY INVESTING ACTIVITIES	(8,099)	(8,099)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	8,000
Loans from director	200	300
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	200	8,300

NET INCREASE IN CASH	7,949	79
Cash, beginning of period	8,027	0
Cash, end of period	$79	$79

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0	$0
Income taxes paid	$0	$0

See accompanying notes to financial statements.

ALTIMO GROUP CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2013

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Altimo Group Corp. is a development stage company registered in the State of Nevada on January 30, 2013 formed to place and operate frozen yogurt making machines. Altimo Group Corp. will position itself to take full advantage of the serving the famous frozen yogurt snack food to customers.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a March 31 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $79 of cash as of June 30, 2013 and $ 6,408 as of March 30, 2013.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

ALTIMO GROUP CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2013

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of June 30, 2013.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Altimo Group Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with the instructions from Regulation S-X and do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. All adjustments which are, in the opinion of management, necessary for a fair presentation of the results of operations for the interim period(s), and to make the financial statements not misleading, have been made and are of a recurring nature unless otherwise disclosed herein. The results of operations for such interim period(s) are not necessarily indicative of operations for a full year.

NOTE 3 – LOAN FROM DIRECTOR

As of June 30, 2013, a director loaned $300 to the Company for business operations.
The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $300 as of June 30, 2013.

NOTE 4 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On March 13, 2013, the Company issued 8,000,000 shares of common stock to a director for cash proceeds of $8,000 at $0.001 per share.

There were 8,000,000 shares of common stock issued and outstanding as of June 30, 2013.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

ALTIMO GROUP CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2013

NOTE 6 – INCOME TAXES

As of June 30, 2013, the Company had net operating loss carry forwards of approximately $6,529 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

June 30, 2013
Federal income tax benefit attributable to:
Current Operations	$2,220
Less: valuation allowance	(2,220)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

June 30, 2013
Deferred tax asset attributable to:
Net operating loss carryover	$2,220
Less: valuation allowance	(2,220)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $6,529 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of June 30, 2013.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to June 30, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

PROSPECTUS

10,000,000 SHARES OF COMMON STOCK

ALTIMO GROUP CORP.
_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2013, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$13.64
Auditor Fees and Expenses	$4,000.00
Legal Fees and Expenses	$2,500.00
EDGAR fees	$500.00
Transfer Agent Fees	$1,000.00
TOTAL	$8,010.31

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Altimo Group Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Altimo Group Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Marek Tomaszewski	March 13, 2013	8,000,000	$8,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant (1)

3.2	Bylaws of the Registrant (1)

5.1	Opinion re: Legality and Consent of Counsel (1)

10.1	Lease Agreement dated March 02, 2013 (1)

10.2	Sales Agreement (1)

10.3	Amended and Restated Lease Agreement, dated June 26, 2013 (2)

10.4	Description of Verbal Agreement with Marek Tomaszewski (2)

23.1	Consent of independent registered public accounting firm

(1)	Incorporated by reference to the corresponding exhibit to the Company’s Registration Statement on Form S-1 filed on May 7, 2013.

(2)	Incorporated by reference to the corresponding exhibit to the Company’s Registration Statement on Form S-1 filed on July 30, 2013.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Torun, Poland, on August 26, 2013.

ALTIMO GROUP CORP.

By:	/s/ Marek Tomaszewski
Name:	Marek Tomaszewski
Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Marek Tomaszewski	President, Treasurer, Secretary and Director	August 26, 2013
Marek Tomaszewski	(Principal Executive, Financial and Accounting Officer)